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                                Exhibit 21.1.1
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

                                              State of Country    Assumed
Name                                          of Organization     Names/DBA
----                                          ------------------  ----------
Optical Security Industries, Inc.             Colorado            OpSec U.S.

Optical Security Industries                   United Kingdom      OpSec
  International, Plc                                              International, Plc

OpSec Pasternak & Partner Holding GmbH        Germany                -

OpSec Pasternak & Partner GmbH & Co., K.G.    Germany                -

Dimensional Printing Industries, Inc.         Colorado            OpSec
                                                                  Creative
                                                                  Technologies

TSL Incorporated                              Colorado               -

OpSec Advantage, Inc.                         Colorado               -

OpSec International GmbH & Co. KG             Germany                -
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